EXHIBIT 31.3
CERTIFICATIONS
I, Bradley D. Tilden, certify that:

1.I have reviewed this Amendment No. 1 to the Form 10-Q/A of Alaska Air Group, Inc. for the period ended March 31, 2020;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 28, 2020

By	/s/ BRADLEY D. TILDEN
Bradley D. Tilden
Chairman, President and Chief Executive Officer